United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 10, 2026

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
3.625% Notes due 2032	O32A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026 (the “Closing Date”), Realty Income Corporation (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “Fifth A&R Credit Agreement”), among the Company, as US borrower, RI UK Finance Ltd., as UK borrower (the “UK Borrower”), and Realty Income Euro Finance B.V., as Netherlands borrower (the “Netherlands Borrower” and together with the Company and the UK Borrower, the “Borrowers”), the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The Fifth A&R Credit Agreement amends and restates, in its entirety, that certain Fourth Amended and Restated Credit Agreement, dated as of April 29, 2025 (the “Prior Credit Agreement”), among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The Fifth A&R Credit Agreement provides for, among other changes, updated capacity of $5.5 billion in unsecured multicurrency revolving credit facilities, upsized from the prior $4.0 billion capacity. The Fifth A&R Credit Agreement consists of two $2.75 billion tranches, which initially mature on April 29, 2029 and July 10, 2030 respectively (collectively, the “RI Credit Facilities”). The RI Credit Facilities also include two six-month extensions for each facility, which can be exercised at the Company’s option on the terms as set forth in the Fifth A&R Credit Agreement. The Fifth A&R Credit Agreement also adds the UK Borrower and the Netherlands Borrower, which are both wholly owned, indirect subsidiaries of the Company, as joint borrowers, under the Fifth A&R Credit Agreement.

The RI Credit Facilities permit the Borrowers to borrow (a) under the revolving credit facility maturing in July 2030 (i) in up to four currencies (including U.S. Dollars) under a $2.0 billion tranche thereunder and (ii) in up to 15 currencies (including U.S. Dollars) under a $750 million tranche thereunder, and (b) under the revolving credit facility maturing in April 2029 (i) in up to four currencies (including U.S. Dollars) under a $2.0 billion tranche thereunder and (ii) in up to 15 currencies (including U.S. Dollars) under a $750 million tranche thereunder. The aggregate capacity of the RI Credit Facilities can be increased to up to $6.5 billion pursuant to an accordion expansion feature, which is subject to obtaining lender commitments.

Borrowings under the RI Credit Facilities bear interest at different benchmark rates based on the currency of the borrowings, including SONIA (the Sterling Overnight Index Average) for borrowings denominated in Sterling, EURIBOR for borrowings denominated in Euros, and SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for borrowings denominated in U.S. Dollars, in each case, as defined and subject to certain adjustments specified in the Fifth A&R Credit Agreement, as applicable, plus an Applicable Margin, as defined in the Fifth A&R Credit Agreement, based on the Company’s credit ratings. The current Applicable Margin for the RI Credit Facilities equals 0.675% per annum, based on the Company’s current investment grade credit ratings. An applicable commitment fee is payable on the amount of the Revolving Commitments, as defined in the Credit Agreement, based on the Company’s credit ratings. The current applicable commitment fee for the RI Credit Facilities equals 0.125% per annum based on the Company’s current investment grade credit ratings. The Fifth A&R Credit Agreement also permits the Company to request that the Tranche 1 Revolving A Lenders or the Tranche 1 Revolving B Lenders, each as defined in the Fifth A&R Credit Agreement, make Tranche 1 Revolving A Loans or Tranche 1 Revolving B Loans, each as defined in the Fifth A&R Credit Agreement, in the form of Bid Rate Loans as further described in the Fifth A&R Credit Agreement. The Fifth A&R Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On July 10, 2026, the Company increased to $2.75 billion from $1.50 billion the maximum aggregate amount outstanding at any time of unsecured commercial paper notes (the “U.S. Notes”) which the Company may issue on a private placement basis under the U.S. commercial paper program it established on August 21, 2020 (the “U.S. Program”), and increased to $2.75 billion from $1.50 billion the maximum aggregate amount outstanding at any time of unsecured euro-commercial paper notes (the “Euro Notes” and, together with the U.S. Notes, the “Notes”) which the Company may issue under the Euro-commercial paper program it established on July 28, 2022 (the “Euro Program” and, together with the U.S. Program, the “Programs”). Outside of reflecting such increases, no other changes were made to the agreements entered into to establish the Programs other than updating the private placement memoranda and information memorandum, as applicable, for the Programs.

Under the Programs, the Company may issue Notes from time to time, and the proceeds of the Notes will be used for general corporate purposes.

The maturities of the U.S. Notes will vary, but may not exceed 360 days from the date of issue. The maturities of the Euro Notes will vary, but may not exceed 183 days from the date of issue. The face or principal amount of U.S. Notes outstanding under the U.S. Program at any time may not exceed $2.75 billion. The face or principal amount of Euro Notes outstanding under the Euro Program at any time may not exceed $2.75 billion. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of the issuance of the Notes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used herein, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, strategy; liquidity and cash flows; plans, and the intentions of management; our platform; our financing activities, including issuances under our commercial paper programs; and growth strategies.

Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships, and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this report. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this report and forecasts made in the forward-looking statements discussed in this report may not materialize. We do not undertake any obligation to update forward-looking statements or to publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Fifth Amended and Restated Credit Agreement, dated as of July 10, 2026, by and among the Company, as US borrower, RI UK Finance Ltd, as UK borrower, and Realty Income Euro Finance B.V., as Netherlands borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.
99.1	Press Release, dated July 13, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2026	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary